Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

May 4, 2022

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, MA 01532

Ladies and Gentlemen:

We have acted as legal counsel to Aspen Aerogels, Inc., a Delaware corporation (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the selling shareholder named in the Registration Statement of up to an aggregate of 6,344,585 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), which consists of (1) up to 4,552,599 shares of Common Stock (the “Note Shares”) issuable upon conversion of the Convertible Senior PIK Toggle Notes due 2027 issued to the selling shareholder (the “Notes”) or pursuant to any other term of the Notes, including as a result of any of the payment-in-kind provisions, and (2) 1,791,986 shares of Common Stock (the “Common Shares”) issued to the selling shareholder pursuant to the Securities Purchase Agreement, dated as of February 15, 2022. The Notes were issued to Wood River Capital, LLC, an affiliate of Koch Strategic Platforms (“Wood River Capital”), pursuant to a Note Purchase Agreement, dated February 15, 2022 and the Common Shares were issued to Wood River Capital pursuant to a Securities Purchase Agreement, dated February 15, 2022. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Common Shares, the Notes, or the shares issuable upon conversion of the Notes under the securities or blue sky laws of any state or any foreign jurisdiction.

BOSTON                LONDON                 LOS ANGELES                NEW YORK                SAN DIEGO                SAN FRANCISCO                WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ May 4, 2022 Page 2

Based upon and subject to the foregoing, it is our opinion that the Common Shares are validly issued, fully paid and non-assessable, and that the Note Shares, when issued by the Company upon conversion of the Notes, in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.